SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                             of 1934

  Date of Report (Date of earliest event reported) February 21,
                    1997 (February 11, 1997)

                          FORCENERGY INC
     (Exact name of registrant as specified in its charter)

Delaware                               0-26444              65-0429338
(State or other jurisdiction         (Commission           IRS Employer
of incorporation)                    File Number)       Identification No.)

       2730 SW 3rd Avenue, Suite 800, Miami, Florida  33129-2237
             (Address of principal executive offices)

Registrant's telephone number, including area code  305-856-8500


Item 5.   Other Events

     On February 14, 1997, the Company closed on a private placement (pursuant to Rule 144A) of $200 million in Senior Subordinated Notes priced at $99.338 with a coupon of 8.5% and yield to maturity of 8.6%. The majority of the net proceeds of approximately $194 million was used to repay all outstanding indebtedness under the Company's senior credit
facility.   The  balance  will  be used for general corporate purposes, including possible future acquisitions and capital expenditures.

Exhibits

     99 - Press Release

                           Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            Forcenergy Inc


                            E. Joseph Grady
                            Vice  President - Chief Financial Officer

Date:     February 21, 1997